Exhibit 10.4

FOURTH AMENDMENT TO THE

MIFFLINBURG BANK AND TRUST COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

DATED FEBRUARY 4, 2005 FOR

THOMAS L. EBERHART

THIS FOURTH AMENDMENT is entered into this _28_ day of August 2026, by and between Central Penn Bank & Trust, formerly Mifflinburg Bank and Trust Company, (the “Bank”) and Thomas L. Eberhart (the “Executive”).

WHEREAS, the Bank and the Executive executed a Supplemental Executive Retirement Agreement on February 4, 2005 (as amended, the “Agreement”); and

WHEREAS, the Bank and the Executive now wish to amend the Agreement to increase the Executive’s benefits;

NOW, THEREFORE, the Bank and the Executive amend the Agreement as follows:

Section 2.1.1 of the Agreement shall be replaced by the following:

2.1.1         Amount of Benefit. The annual benefit under this Section 2.1 is Seventy-Nine Thousand Dollars ($79,000).

The Schedule A attached to and made part of the Agreement shall be replaced by the Schedule A attached hereto.

The remaining provisions of the Agreement shall remain unchanged and unaffected by this Amendment.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have executed this Fourth Amendment as indicated below:

	Bank:		Executive:

By:	/s/ Thomas L. Eberhart	By:	/s/ Jeffrey J. Kapsar
		Title:	President and Chief Executive Officer

Supplemental Executive Retirement Plan

Schedule A

Thomas L Eberhart

Birth Date: XX/XX/1962 Plan Anniversary Date: 12/31/2026 Normal Retirement: XX/XX/2027,Age 65 Normal Retirement Payment: Monthly for 10 Years		**Early Termination** Amount Payable Monthly for 10 Years at Separation from Service	**Disability** Amount Payable Monthly for 10 Years at Normal Retirement Age	**Change In Control** Amount Payable Monthly for 10 Years at Separation from Service	**Death** Amount Payable Lump Sum Upon Death
Values As Of	**Age**	**Annual Benefit[1]**	**Annual Benefit[1]**	**Annual Benefit[1,2]**	**Lump Sum Benefit**
Jul 2026	64	48,546	51,519	79,000	374,475
Dec 2026	64	62,377	64,406	79,000	481,164
Jul 2027	65	79,000	79,000	79,000	609,392

The first line represents the initial plan values as of the plan implementation date of July 01, 2026.

Income Taxes – Federal income taxes will not be payable by you or your beneficiary until benefit payments are actually received.

Payroll Taxes – Benefits are subject to FICA and Medicare payroll taxes as they vest each year. The interest credited to the vested amounts is not subject to payroll taxes as long as it is not excessive (as defined by tax regulations). Since all benefits are subjected to payroll taxes prior to retirement, there are no payroll taxes (FICA and Medicare) due on the benefit payments.

[1] The annual benefit amount will be distributed in 12 equal monthly payments for a total of 120 monthly payments.

[2] Note that accounting rules may require an additional accrual at the time this benefit is triggered.

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Thomas Eberhart [signature]

Date 8/28/2026

By [signature]

Title President & CEO

Date 8-28-2026

SERP: Central Penn Bank & Trust - Mifflinburg, PA
10685#, 22915#, 77816#, 08/04/2026